Exhibit 99.1
F.N.B. Corporation Reports First Quarter 2010 Results
Hermitage, PA — April 26, 2010 — F.N.B. Corporation (NYSE: FNB) today reported financial results for the first quarter of 2010. Net income for the first quarter of 2010 was $16.0 million or $0.14 per diluted share, compared to fourth quarter of 2009 net income of $4.6 million, or $0.04 per diluted share, and net income available to common shareholders in the first quarter of 2009 of $14.3 million, or $0.16 per diluted common share.
“We are very pleased with our first quarter results that reflect solid loan and deposit growth and stable credit quality,” said Stephen J. Gurgovits, President and Chief Executive Officer of F.N.B. Corporation. “F.N.B. successfully continued to execute its organic growth strategy during the quarter and capitalize on the momentum established during 2009.”
F.N.B. Corporation’s performance ratios this quarter were as follows: return on average tangible common equity (non-GAAP measure) was 14.43%; return on average equity was 6.19%; return on average tangible assets (non-GAAP measure) was 0.85% and return on average assets was 0.74%. A reconciliation of GAAP measures to non-GAAP measures is included in the tables that accompany this press release.
Net Interest Income
Net interest income on a fully taxable equivalent basis (non-GAAP measure) for the first quarter of 2010 totaled $70.0 million, representing a decrease of $1.3 million from the fourth quarter of 2009. The decline was mainly a result of two fewer days in the first quarter combined with a three basis point narrowing of the net interest margin. The net interest margin was 3.74% for the first quarter of 2010 compared to 3.77% in the fourth quarter of 2009, reflecting increased cash balances temporarily invested on an overnight basis due to strong growth in deposits and treasury management balances. Given the continued increase, overnight interest bearing balances held at the Federal Reserve have been reclassified from cash into short-term investments for all periods presented.
Total average loans for the first quarter of 2010 were $5.9 billion, an increase of $13.2 million or 0.9% on an annualized basis compared to the fourth quarter of 2009. Solid commercial loan growth was partially offset by a decrease in total average consumer loans during the first quarter. Average commercial loans in the first quarter increased $31.0 million, or 3.9% annualized, compared to the fourth quarter of 2009, with the average Pennsylvania commercial loan portfolio growing $46.6 million, or 6.3% annualized, and the average Florida portfolio decreasing $15.6 million.
Total average consumer loans for the first quarter of 2010 were $2.5 billion, a decline of $21.8 million compared to the fourth quarter of 2009. The decline in the consumer loan portfolio was primarily due to the effects of seasonally weaker consumer loan demand and severe weather conditions during the quarter. As a result of these factors, the indirect lending portfolio average balances decreased $17.5 million, or 13.3% annualized, and home equity lending average balances (comprised of consumer lines of credit and direct installment loans) declined by $4.9 million or 1.4% annualized during the first quarter.
Average deposits and treasury management balances totaled $7.0 billion for the first quarter of 2010, increasing $158.8 million or 9.4% annualized, compared to the fourth quarter of 2009, primarily reflecting successes in new account acquisition and higher average balances. Average transaction deposits increased $86.0 million in the first quarter, or 8.5% annualized, compared to the fourth quarter of 2009. Average treasury management balances grew $60.5 million, or 45.8% annualized, in the first quarter of 2010 compared to the fourth quarter of 2009.
“We are very pleased with the positive results of our commercial and retail teams in attracting new customer relationships and gaining market share,” said Mr. Gurgovits. “F.N.B. continues to capitalize on opportunities in the Pennsylvania markets.”
Non-Interest Income
Non-interest income increased $5.0 million to $30.3 million in the first quarter of 2010, compared to $25.3 million in the fourth quarter of 2009. During the first quarter, higher gains on the sale of securities, lower other-than-temporary impairment charges and increases in other non-interest income were partially offset by seasonally lower service charges and lower swap fee revenue.
To better position the balance sheet for the remainder of 2010, investment securities of $56 million, with a book yield of 3.96%, were sold during the quarter at a gain of $2.3 million. Offsetting these gains were $2.3 million in charges associated with the pre-payment of $59 million in borrowings with an effective rate of 3.93% (a component of other non-interest expense).
The impairment losses recognized for the first quarter of 2010 were $1.7 million compared to $3.7 million for the fourth quarter of 2009. The current quarter impairment charges were primarily related to two pooled trust preferred securities experiencing additional collateral deterioration that accelerated faster than previously projected. The pooled trust preferred securities portfolio is comprised of 13 securities with an original cost of $41.3 million. To date, credit-related impairment charges of $17.8 million have been recognized on this portfolio, which have reduced the carrying value to $23.5 million as of March 31, 2010. The fair value of these pooled trust preferred securities was $7.1 million at quarter-end with a remaining after-tax unrealized loss of $10.1 million included in accumulated other comprehensive income.

Other non-interest income increased $1.9 million to $6.2 million for the first quarter of 2010, reflecting a $3.3 million increase in recoveries on impaired loans previously acquired through an acquisition that primarily related to one credit relationship. Additionally in the first quarter of 2010, insurance commissions and fees increased due to seasonal contingent fee revenue, while securities commissions and fees declined given the impact of low interest rates on annuity sales combined with the benefit of the fall sales campaign in the fourth quarter of 2009. Non-interest income excluding other-than-temporary impairment charges, securities gains and recoveries on impaired loans, represented 27% of revenue for the first quarter of 2010 compared to 29% for the fourth quarter of 2009.
Non-Interest Expense
Non-interest expense totaled $65.4 million in the first quarter of 2010, a 0.5% decrease compared to $65.8 million in the fourth quarter of 2009. Included in other non-interest expense for the first quarter is $2.3 million in debt pre-payment fees associated with the repayment of certain debt (described above under Non-Interest Income). These pre-payment fees were offset by $2.4 million lower other real estate owned (OREO) expense and $1.0 million lower litigation settlement costs compared to the fourth quarter of 2009.
Additionally, compared to the fourth quarter of 2009, the first quarter of 2010 total personnel costs increased $1.4 million driven by normal seasonal increases in employee benefits and occupancy costs increased $0.6 million due primarily to the severe weather conditions during the first quarter.
Credit Quality
“We continue to be very pleased with the performance of our Pennsylvania and Regency loan portfolios, with Florida showing signs of stability,” remarked Mr. Gurgovits. “While there have been signs of economic recovery, continued high unemployment remains a challenge for businesses and consumers throughout the country.”
Annualized net charge-offs decreased 135 basis points to 0.48% of average loans for the first quarter of 2010, the lowest level of the past six quarters, compared to 1.83% of average loans for the fourth quarter of 2009 which reflected the higher Florida related charge-offs in the fourth quarter. Non-performing loans and OREO as a percentage of total loans and OREO at March 31, 2010 increased 20 basis points to 3.04%, compared to 2.84% at December 31, 2009, mainly driven by an increase in non-accrual and restructured loans in the Pennsylvania portfolio.
At March 31, 2010, the ratio of the allowance for loan losses to total loans equaled 1.86%, compared to 1.79% at December 31, 2009, reflecting increased reserve positions in the Pennsylvania and Florida portfolios. As a percentage of non-performing loans, the allowance for loan losses decreased slightly to 69.6% at March 31, 2010, compared to 71.9% at December 31, 2009. The provision for loan losses totaled $12.0 million for the first quarter of 2010, which was $14.0 million lower than the fourth quarter of 2009, reflecting lower charge-

offs in the first quarter. The current quarter net charge-offs were $7.0 million compared to $27.2 million for the fourth quarter of 2009.
The Pennsylvania loan portfolio totaled $5.5 billion at March 31, 2010 (93.2% of the total loan portfolio) and reflects good overall credit quality metrics characterized by improved net charge-offs, lower total past due loans and higher non-performing loans. Net loan charge-offs totaled $4.5 million or 0.34% annualized of average loans for the first quarter of 2010, improving slightly compared to $5.1 million or 0.37% annualized of average loans for the fourth quarter of 2009. Total past dues and non-accrual loans improved slightly to 2.05% of total loans at March 31, 2010, compared to 2.07% at December 31, 2009. Pennsylvania non-performing loans and OREO increased to $90.8 million or 1.65% of total loans and OREO at March 31, 2010, from $76.0 million or 1.39% at December 31, 2009, primarily driven by two commercial relationships migrating to non-accrual status and a $3.7 million increase in restructured commercial and residential loans during the first quarter.
The Florida loan portfolio totaled $240.4 million at March 31, 2010 (4.1% of the total loan portfolio) and delivered stable credit quality metrics compared to the fourth quarter of 2009 that continue to reflect a challenging and uncertain economic environment in Florida. Florida non-performing loans and OREO decreased slightly to $79.9 million or 31.79% of total loans and OREO at March 31, 2010, compared to December 31, 2009. Net loan charge-offs for the first quarter of 2010 totaled $0.9 million and were related to one credit, compared to $20.3 million in net loan charge-offs for the fourth quarter of 2009. The decrease in charge-offs for the first quarter of 2010 is the result of the actions taken in the fourth quarter of 2009 to reflect the decline of property values in Florida.
The Regency loan portfolio totaled $156.6 million at March 31, 2010 (2.7% of the total loan portfolio) and continues to deliver very good credit quality metrics for a consumer finance company. Regency non-performing loans and OREO totaled $8.9 million or 5.64% of total loans and OREO at March 31, 2010, compared to $8.8 million or 5.40% at December 31, 2009. Net loan charge-offs totaled $1.5 million or 3.96% annualized of average loans for the first quarter of 2010, a decrease from $1.7 million or 4.30% annualized of average loans for the fourth quarter of 2009. Total past dues and non-accrual loans improved to 4.00% of total loans at March 31, 2010, a decrease of 57 basis points compared to December 31, 2009.
Capital Position
The Corporation’s capital ratios continue to exceed federal bank regulatory agency “well capitalized” thresholds. As of March 31, 2010, the Corporation’s capital ratios remained consistent with the fourth quarter. The total risk-based capital ratio was 12.8%, the tier 1 risk-based capital ratio was 11.4% and the leverage capital ratio was 8.7%. The tangible common equity to tangible assets ratio (non-GAAP measure) equaled 5.84% at March 31, 2010 and December 31, 2009. The tangible book value per share (non-GAAP measure) increased 4 cents during the quarter to $4.21 and the dividend payout ratio for the quarter was 86%.

Conference Call
F.N.B. Corporation will host its quarterly conference call to discuss its financial results for the first quarter of 2010 on Tuesday, April 27, 2010, at 8:00 AM EDT. The call can be accessed by dialing (888) 403-8872 or (719) 785-1754 for international callers; the confirmation number is 6710049.
A replay of the call will be available from 11:00 AM EDT on the day of the call until midnight EDT on Tuesday, May 4, 2010. The replay can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the confirmation number is 6710049. A transcript of the call will be posted to the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $8.8 billion as of March 31, 2010. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Tennessee and loan production offices in Pennsylvania and Florida.
Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) various monetary and fiscal policies and regulations of the U.S. Government that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission; (9) housing prices; (10) job market; (11) consumer confidence and spending habits or (12) estimates of fair value of certain F.N.B. Corporation assets and liabilities.

F.N.B. Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.
# # #
Analyst/Institutional Investor Contact:
Cynthia Christopher 724-983-3429
724-815-3926 (cell)
christoc@fnb-corp.com
Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)
reel@fnb-corp.com
DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				1st Qtr 2010 -	1st Qtr 2010 -
	2010	2009		4th Qtr 2009	1st Qtr 2009
	First	Fourth	First	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Statement of earnings
Interest income	$92,546	$96,160	$98,155	-3.8	-5.7
Interest expense	24,141	26,468	34,020	-8.8	-29.0

Net interest income	68,405	69,692	64,135	-1.8	6.7
Taxable equivalent adjustment	1,638	1,661	1,555	-1.4	5.4

Net interest income (FTE) (1)	70,043	71,353	65,690	-1.8	6.6
Provision for loan losses	11,964	25,924	10,514	-53.9	13.8

Net interest income after provision (FTE)	58,079	45,429	55,176	27.8	5.3

Impairment losses on securities	(8,226)	(9,366)	(203)	n/m	n/m
Non-credit related losses on securities not expected to be sold (recognized in other comprehensive income)	6,540	5,707	0	n/m	n/m

Net impairment losses on securities	(1,686)	(3,659)	(203)	n/m	n/m

Service charges	13,722	14,781	13,599	-7.2	0.9
Insurance commissions and fees	4,324	3,794	5,081	14.0	-14.9
Securities commissions and fees	1,557	2,213	1,788	-29.6	-13.0
Trust income	3,158	3,025	2,917	4.4	8.3
Gain on sale of securities	2,390	30	278	7856.2	761.4
Gain on sale of loans	567	720	536	-21.2	5.8
Other	6,243	4,376	4,130	42.7	51.1

Total non-interest income	30,275	25,280	28,126	19.8	7.6

Salaries and employee benefits	33,125	31,769	32,102	4.3	3.2
Occupancy and equipment	10,071	9,443	10,091	6.7	-0.2
Amortization of intangibles	1,687	1,728	1,815	-2.4	-7.1
Other	20,560	22,841	16,964	-10.0	21.2

Total non-interest expense	65,443	65,781	60,972	-0.5	7.3

Income before income taxes	22,911	4,928	22,330	364.9	2.6
Taxable equivalent adjustment	1,638	1,661	1,555	-1.4	5.4
Income taxes (benefit)	5,293	(1,289)	5,124	-510.7	3.3

Net income	15,980	4,556	15,651	250.7	2.1
Preferred stock dividends and discount amortization	0	0	1,343	n/m	n/m

Net income available to common shareholders	$15,980	$4,556	$14,308	250.7	11.7

Earnings per common share
Basic	$0.14	$0.04	$0.16	250.0	-12.5
Diluted	$0.14	$0.04	$0.16	250.0	-12.5

Performance ratios
Return on average equity	6.19%	1.72%	6.22%
Return on average tangible common equity (2) (6)	14.43%	4.66%	17.48%
Return on average assets	0.74%	0.21%	0.75%
Return on average tangible assets (3) (6)	0.85%	0.28%	0.87%
Net interest margin (FTE) (1) (9)	3.74%	3.77%	3.65%
Yield on earning assets (FTE) (1) (9)	5.03%	5.17%	5.55%
Cost of funds	1.47%	1.60%	2.15%
Efficiency ratio (FTE) (1) (4) (9)	63.55%	66.28%	63.06%
Effective tax rate	24.88%	-39.45%	24.66%

Common stock data
Average basic shares outstanding	113,750,330	113,592,665	89,383,243	0.1	27.3
Average diluted shares outstanding	114,064,564	113,966,034	89,570,313	0.1	27.3
Ending shares outstanding	114,404,945	114,111,695	89,774,045	0.3	27.4
Common book value per share	$9.16	$9.14	$10.37	0.1	-11.8
Tangible common book value per share (6)	$4.21	$4.17	$3.99	1.0	5.5
Tangible common book value per share excluding AOCI (5) (6)	$4.47	$4.43	$4.31	0.7	3.6
Dividend payout ratio (common)	86.16%	301.32%	75.30%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				1st Qtr 2010 -	1st Qtr 2010 -
	2010	2009		4th Qtr 2009	1st Qtr 2009
	First	Fourth	First	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Total assets	$8,745,138	$8,681,532	$8,433,532	0.7	3.7
Earning assets (9)	7,561,506	7,524,129	7,262,329	0.5	4.1
Securities	1,482,338	1,489,608	1,317,524	-0.5	12.5
Short-term investments (9)	189,474	158,011	119,868	19.9	58.1
Loans, net of unearned income	5,889,694	5,876,510	5,824,937	0.2	1.1
Allowance for loan losses	108,256	110,974	106,954	-2.4	1.2
Goodwill and intangibles	566,983	568,666	573,963	-0.3	-1.2

Deposits and treasury management accounts (7)	7,002,594	6,843,748	6,530,790	2.3	7.2
Short-term borrowings	132,737	130,430	107,112	1.8	23.9
Long-term debt	262,920	346,819	475,088	-24.2	-44.7
Trust preferred securities	204,625	204,793	205,300	-0.1	-0.3
Shareholders’ equity — common	1,047,094	1,052,483	933,346	-0.5	12.2
Shareholders’ equity — preferred	0	0	87,149	n/m	n/m

Asset quality data
Non-accrual loans	$141,913	$133,891	$147,210	6.0	-3.6
Restructured loans	15,556	11,624	3,776	33.8	312.0

Non-performing loans	157,469	145,515	150,986	8.2	4.3
Other real estate owned	22,094	21,367	12,232	3.4	80.6

Total non-performing loans and OREO	179,563	166,882	163,218	7.6	10.0
Non-performing investments (8)	4,346	4,825	7,288	-9.9	-40.4

Non-performing assets	$183,909	$171,707	$170,506	7.1	7.9

Net loan charge-offs	$7,027	$27,161	$12,132	-74.1	-42.1
Allowance for loan losses	109,592	104,655	103,127	4.7	6.3

Non-performing loans / total loans	2.67%	2.49%	2.60%
Non-performing loans + OREO / total loans + OREO	3.04%	2.84%	2.81%
Allowance for loan losses / total loans	1.86%	1.79%	1.78%
Allowance for loan losses / non-performing loans	69.60%	71.92%	68.30%
Net loan charge-offs (annualized) / average loans	0.48%	1.83%	0.84%

Balances at period end
Total assets	$8,799,534	$8,709,077	$8,454,797	1.0	4.1
Earning assets (9)	7,609,205	7,502,450	7,281,714	1.4	4.5
Securities	1,518,068	1,490,630	1,322,939	1.8	14.7
Short-term investments (9)	189,566	149,704	135,865	26.6	39.5
Loans, net of unearned income	5,890,105	5,849,361	5,799,934	0.7	1.6
Goodwill and intangibles	566,175	567,851	573,526	-0.3	-1.3

Deposits and treasury management accounts (7)	7,073,906	6,917,007	6,583,930	2.3	7.4
Short-term borrowings	130,931	132,383	101,598	-1.1	28.9
Long-term debt	250,391	324,877	445,242	-22.9	-43.8
Trust preferred securities	204,542	204,711	205,217	-0.1	-0.3
Shareholders’ equity — common	1,047,395	1,043,302	931,338	0.4	12.5
Shareholders’ equity — preferred	0	0	95,243	n/m	n/m

Capital ratios
Equity/assets (period end)	11.90%	11.98%	12.14%
Leverage ratio	8.67%	8.68%	8.67%
Tangible equity/tangible assets (period end) (6)	5.84%	5.84%	5.75%
Tangible common equity/tangible assets (period end) (5)	5.84%	5.84%	4.54%
Tangible common equity, excluding AOCI/ tangible assets (period end) (5) (6)	6.21%	6.22%	4.91%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				1st Qtr 2010 -	1st Qtr 2010 -
	2010	2009		4th Qtr 2009	1st Qtr 2009
	First	Fourth	First	Percent	Percent
	Quarter	Quarter	Quarter	Variance	Variance
Average balances
Loans:
Commercial	$3,281,512	$3,250,530	$3,177,011	1.0	3.3
Direct installment	975,119	990,573	1,049,864	-1.6	-7.1
Residential mortgages	612,819	612,146	645,935	0.1	-5.1
Indirect installment	518,311	535,856	534,298	-3.3	-3.0
Consumer LOC	411,666	401,127	347,566	2.6	18.4
Other	90,267	86,278	70,263	4.6	28.5

Total loans	$5,889,694	$5,876,510	$5,824,937	0.2	1.1

Deposits:
Non-interest bearing deposits	$969,926	$978,110	$898,659	-0.8	7.9
Savings and NOW	3,217,055	3,122,911	2,862,549	3.0	12.4
Certificates of deposit and other time deposits	2,218,933	2,206,537	2,315,591	0.6	-4.2

Total deposits	6,405,914	6,307,558	6,076,799	1.6	5.4
Treasury management accounts (7)	596,680	536,190	453,991	11.3	31.4

Total deposits and treasury management accounts (7)	$7,002,594	$6,843,748	$6,530,790	2.3	7.2

Balances at period end
Loans:
Commercial	$3,296,728	$3,234,738	$3,194,986	1.9	3.2
Direct installment	967,005	985,746	1,029,844	-1.9	-6.1
Residential mortgages	600,006	605,219	612,350	-0.9	-2.0
Indirect installment	514,020	527,818	535,417	-2.6	-4.0
Consumer LOC	417,910	408,469	355,345	2.3	17.6
Other	94,436	87,371	71,992	8.1	31.2

Total loans	$5,890,105	$5,849,361	$5,799,934	0.7	1.6

Deposits:
Non-interest bearing deposits	$1,015,521	$992,298	$922,476	2.3	10.1
Savings and NOW	3,246,529	3,182,909	2,926,734	2.0	10.9
Certificates of deposit and other time deposits	2,232,056	2,205,016	2,313,995	1.2	-3.5

Total deposits	6,494,106	6,380,223	6,163,205	1.8	5.4
Treasury management accounts (7)	579,800	536,784	420,725	8.0	37.8

Total deposits and treasury management accounts (7)	$7,073,906	$6,917,007	$6,583,930	2.3	7.4

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	First Quarter 2010
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$71,027	$68,993	$1,893	$141,913
Restructured loans	9,656	0	5,900	15,556

Non-performing loans	80,683	68,993	7,793	157,469
Other real estate owned	10,077	10,914	1,103	22,094

Total non-performing loans and OREO	90,760	79,907	8,896	179,563
Non-performing investments (8)	4,346	0	0	4,346

Non-performing assets	$95,106	$79,907	$8,896	$183,909

Net loan charge-offs	$4,540	$938	$1,549	$7,027
Provision for loan losses	6,824	3,820	1,320	11,964
Allowance for loan losses	80,345	22,671	6,576	109,592
Loans, net of unearned income	5,493,117	240,426	156,562	5,890,105

Non-performing loans / total loans	1.47%	28.70%	4.98%	2.67%
Non-performing loans + OREO / total loans + OREO	1.65%	31.79%	5.64%	3.04%
Allowance for loan losses / total loans	1.46%	9.43%	4.20%	1.86%
Allowance for loan losses / non-performing loans	99.58%	32.86%	84.38%	69.60%
Net loan charge-offs (annualized) / average loans	0.34%	1.57%	3.96%	0.48%

Loans 30 - 89 days past due	$35,226	$0	$1,965	$37,191
Loans 90+ days past due	6,280	0	2,401	8,681
Non-accrual loans	71,027	68,993	1,893	141,913

Total past due and non-accrual loans	$112,533	$68,993	$6,259	$187,785

Total past due and non-accrual loans/total loans	2.05%	28.70%	4.00%	3.19%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	Fourth Quarter 2009
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$60,166	$71,737	$1,988	$133,891
Restructured loans	5,994	0	5,630	11,624

Non-performing loans	66,160	71,737	7,618	145,515
Other real estate owned	9,836	10,341	1,190	21,367

Total non-performing loans and OREO	75,996	82,078	8,808	166,882
Non-performing investments (8)	4,825	0	0	4,825

Non-performing assets	$80,821	$82,078	$8,808	$171,707

Net loan charge-offs	$5,122	$20,301	$1,738	$27,161
Provision for loan losses	10,420	13,463	2,041	25,924
Allowance for loan losses	78,061	19,789	6,805	104,655
Loans, net of unearned income	5,443,443	243,912	162,006	5,849,361

Non-performing loans / total loans	1.22%	29.41%	4.70%	2.49%
Non-performing loans + OREO / total loans + OREO	1.39%	32.28%	5.40%	2.84%
Allowance for loan losses / total loans	1.43%	8.11%	4.20%	1.79%
Allowance for loan losses / non-performing loans	117.99%	27.59%	89.33%	71.92%
Net loan charge-offs (annualized) / average loans	0.37%	31.25%	4.30%	1.83%

Loans 30 - 89 days past due	$42,642	$0	$2,796	$45,438
Loans 90+ days past due	9,851	0	2,620	12,471
Non-accrual loans	60,166	71,737	1,988	133,891

Total past due and non-accrual loans	$112,659	$71,737	$7,404	$191,800

Total past due and non-accrual loans/total loans	2.07%	29.41%	4.57%	3.28%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	First Quarter 2009
	Bank - PA	Bank - FL	Regency	Total
Asset quality data, by core portfolio
Non-accrual loans	$51,854	$93,974	$1,382	$147,210
Restructured loans	450	0	3,326	3,776

Non-performing loans	52,304	93,974	4,708	150,986
Other real estate owned	9,011	2,277	944	12,232

Total non-performing loans and OREO	61,315	96,251	5,652	163,218
Non-performing investments (8)	7,209	0	0	7,209

Non-performing assets	$68,524	$96,251	$5,652	$170,427

Net loan charge-offs	$2,273	$8,241	$1,618	$12,132
Provision for loan losses	2,100	7,010	1,404	10,514
Allowance for loan losses	69,588	27,275	6,264	103,127
Loans, net of unearned income	5,345,365	301,787	152,782	5,799,934

Non-performing loans / total loans	0.98%	31.14%	3.08%	2.60%
Non-performing loans + OREO / total loans + OREO	1.15%	31.65%	3.68%	2.81%
Allowance for loan losses / total loans	1.30%	9.04%	4.10%	1.78%
Allowance for loan losses / non-performing loans	133.04%	29.02%	133.05%	68.30%
Net loan charge-offs (annualized) / average loans	0.17%	11.22%	4.24%	0.84%

Loans 30 - 89 days past due	$38,562	$734	$2,890	$42,186
Loans 90+ days past due	8,909	0	2,382	11,291
Non-accrual loans	51,854	93,974	1,382	147,210

Total past due and non-accrual loans	$99,325	$94,708	$6,654	$200,687

Total past due and non-accrual loans/total loans	1.86%	31.38%	4.36%	3.46%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)
NON-GAAP FINANCIAL MEASURES
The following non-GAAP financial measures used by the Corporation provide information useful to investors in understanding the Corporation’s operating performance and trends, and facilitate comparisons with the performance of the Corporation’s peers. The non-GAAP financial measures used by the Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. The following tables summarize the non-GAAP financial measures derived from amounts reported in the Corporation’s financial statements.

	2010	2009
	First	Fourth	First
	Quarter	Quarter	Quarter
Return on average tangible common equity (2):
Net income available to common shareholders (annualized)	$64,810	$18,077	$58,028
Amortization of intangibles, net of tax (annualized)	4,447	4,457	4,785

	69,257	22,534	62,813

Average total shareholders’ equity	1,047,094	1,052,483	1,020,495
Less: Average preferred shareholders’ equity	0	0	(87,149)
Less: Average intangibles	(566,983)	(568,666)	(573,963)

	480,111	483,817	359,383

Return on average tangible common equity (2)	14.43%	4.66%	17.48%

Return on average tangible assets (3):
Net income (annualized)	$64,810	$18,077	$63,475
Amortization of intangibles, net of tax (annualized)	4,447	4,457	4,785

	69,257	22,534	68,260

Average total assets	8,745,138	8,681,532	8,433,532
Less: Average intangibles	(566,983)	(568,666)	(573,963)

	8,178,155	8,112,866	7,859,569

Return on average tangible assets (3)	0.85%	0.28%	0.87%

Tangible common book value per share:
Total shareholders’ equity	$1,047,395	$1,043,302	$1,026,581
Less: preferred shareholders’ equity	0	0	(95,243)
Less: intangibles	(566,175)	(567,851)	(573,526)

	481,220	475,451	357,812

Ending shares outstanding	114,404,945	114,111,695	89,774,045

Tangible common book value per share	$4.21	$4.17	$3.99

Tangible common book value per share excluding AOCI (5):
Total shareholders’ equity	$1,047,395	$1,043,302	$1,026,581
Less: preferred shareholders’ equity	0	0	(95,243)
Less: intangibles	(566,175)	(567,851)	(573,526)
Less: AOCI	29,961	30,633	29,494

	511,181	506,084	387,306

Ending shares outstanding	114,404,945	114,111,695	89,774,045

Tangible common book value per share excluding AOCI (5)	$4.47	$4.43	$4.31

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2010	2009
	First	Fourth	First
	Quarter	Quarter	Quarter
Tangible equity/tangible assets (period end):
Total shareholders’ equity	$1,047,395	$1,043,302	$1,026,581
Less: intangibles	(566,175)	(567,851)	(573,526)

	481,220	475,451	453,055

Total assets	8,799,534	8,709,077	8,454,797
Less: intangibles	(566,175)	(567,851)	(573,526)

	8,233,359	8,141,226	7,881,271

Tangible equity/tangible assets (period end)	5.84%	5.84%	5.75%

Tangible common equity/tangible assets (period end):
Total shareholders’ equity	$1,047,395	$1,043,302	$1,026,581
Less: preferred shareholders’ equity	0	0	(95,243)
Less: intangibles	(566,175)	(567,851)	(573,526)

	481,220	475,451	357,812

Total assets	8,799,534	8,709,077	8,454,797
Less: intangibles	(566,175)	(567,851)	(573,526)

	8,233,359	8,141,226	7,881,271

Tangible common equity/tangible assets (period end)	5.84%	5.84%	4.54%

Tangible common equity, excluding AOCI/ tangible assets (period end) (5):
Total shareholders’ equity	$1,047,395	$1,043,302	$1,026,581
Less: preferred shareholders’ equity	0	0	(95,243)
Less: intangibles	(566,175)	(567,851)	(573,526)
Less: AOCI	29,961	30,633	29,494

	511,181	506,084	387,306

Total assets	8,799,534	8,709,077	8,454,797
Less: intangibles	(566,175)	(567,851)	(573,526)

	8,233,359	8,141,226	7,881,271

Tangible common equity, excluding AOCI/ tangible assets (period end) (5)	6.21%	6.22%	4.91%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, as the Corporation believes this non-GAAP measure is the preferred industry measurement for this item.

(2)	Return on average tangible common equity is calculated by dividing net income less amortization of intangibles by average common equity less average intangibles.

(3)	Return on average tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(4)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(5)	Accumulated other comprehensive income (AOCI) is comprised of unrealized losses on securities, non-credit impairment losses on other-than- temporarily impaired securities and unrecognized pension and postretirement obligations.

(6)	See non-GAAP financial measures for additional information relating to the calculation of this item.

(7)	Treasury management accounts represent repurchase agreements and are included in short-term borrowings on the balance sheet.

(8)	The non-performing investments at both June 30, 2009 and March 31, 2009 include $0.1 million at a non-banking affiliate of the Corporation.

(9)	Certain prior period amounts have been reclassified to conform to the current period presentation.